ARTHUR ANDERSEN LLP




Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 31, 1994 (except with respect to the matter discussed in the Subsequent Event footnote, as to which the date is March 17, 1994), included in Carolina Freight Corporation and subsidiaries' Form 10-K for the year ended December 31, 1993.


                              ARTHUR ANDERSEN LLP


Charlotte, North Carolina,
  January 4, 1995.